Exhibit 10.10

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of December 23, 2020, among SAZKA a.s. (“SAZKA”) and Austrian Gaming Holding a.s. (“AGH”), each a company organized and existing under the laws of the Czech Republic, and CAME Holding GmbH (“CAME”), a company organized and existing under the laws of the Republic of Austria (each of SAZKA, AGH and CAME is referred to as a “Subsequent Guarantor” and, collectively, the “Subsequent Guarantors”), SAZKA Group a.s. (or its permitted successor), a joint stock company incorporated under the laws of the Czech Republic (the “Issuer”) and Lucid Trustee Services Limited, as Trustee.

W I T N E S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of November 15, 2019, providing for the issuance of 4 1⁄8% Senior Notes due 2024 (the “Notes”), as supplemented by a supplemented indenture dated December 16, 2020;

WHEREAS, the Indenture provides that under certain circumstances a Subsequent Guarantor may execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsequent Guarantor shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer, the Subsequent Guarantors and the Trustee are authorized to execute and deliver this Second Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Subsequent Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.

AGREEMENT TO GUARANTEE. Each Subsequent Guarantor hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture including but not limited to Article 11 thereof.

(a)	Each Subsequent Guarantor hereby agrees that its Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

(b)

If an Officer or duly authorized signatory pursuant to a board resolution or power of attorney whose signature is on this Second Supplemental Indenture or on the Guarantee no longer holds that office at the time the Trustee or Authenticating Agent procures the authentication of the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

(c)

Upon execution of this Second Supplemental Indenture, the delivery of any Note by the Trustee or the Authenticating Agent, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Second Supplemental Indenture on behalf of the Subsequent Guarantor.

3.	AUSTRIAN LIMITATIONS

Nothing in this Second Supplemental Indenture shall be construed to create any obligation (Verpflichtung) or liability (Haftung) of a CAME Holding GmbH to act in violation of mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften), including without limitation, Section 82 et seq. of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung) and/or Sections 52 and 65 et seq. of the Austrian Stock Corporation Act (Aktiengesetz), (the “Austrian Capital Maintenance Rules”), and all obligations or liabilities of CAME Holding GmbH under this Second Supplemental Indenture shall at all times be limited so that at no time the obligations or liabilities of CAME Holding GmbH hereunder would violate Austrian Capital Maintenance Rules. Should any obligation or liability of CAME Holding GmbH under this Second Supplemental Indenture violate or contradict Austrian Capital Maintenance Rules and therefore be held invalid or unenforceable (in whole or in part), such obligation or liability shall be deemed to be replaced by an obligation or liability of a similar nature which is in compliance with Austrian Capital Maintenance Rules (considering all guarantees and security provided by CAME Holding GmbH to secure the Issuer’s obligations under the Indenture and the Notes), does not expose any officer to personal or criminal liability and which provides the best possible indemnity and contribution in favour of the Trustee and each Holder of a Note. Should it be held that any obligation or liability of CAME Holding GmbH under this Second Supplemental Indenture contradicts Austrian Capital Maintenance Rules, the obligations and liabilities of CAME HOLDING GmbH under this Second Supplemental Indenture shall be reduced to a maximum amount which is permitted pursuant to Austrian Capital Maintenance Rules (considering all guarantees and security provided by CAME Holding GmbH to secure the Issuer’s obligations under the Indenture and the Notes). The parties acknowledge this may have the effect of reducing the obligations and liabilities of CAME Holding GmbH to zero.

4.

NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of any Subsequent Guarantor, as such, shall have any liability for any obligations of the Issuer or any Subsequent Guarantor under the Notes, the Indenture, the Guarantee or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

5.	INCORPORATION BY REFERENCE. Section 13.06 of the Indenture is incorporated by reference to this Second Supplemental Indenture as if more fully set out herein.

6.	NEW YORK LAW TO GOVERN. THIS SECOND SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.	COUNTERPARTS. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.	EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.

THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by each Subsequent Guarantor and the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed and attested, all as of the date first above written.

SAZKA a.s.

By:	/s/ Kenneth Robert Morton
Name: Kenneth Robert Morton
Title: under power of attorney

Austria Gaming Holding a.s.

By:	/s/ Kenneth Robert Morton
Name: Kenneth Robert Morton
Title: under power of attorney

CAME Holding GmbH

By:	/s/ Kenneth Robert Morton
Name: Kenneth Robert Morton
Title: under power of attorney

SAZKA Group a.s.,
as the Issuer

By:	/s/ Kenneth Robert Morton
Name: Kenneth Robert Morton
Title: under power of attorney

Lucid Trustee Services Limited,
as the Trustee

By:	/s/ Paul Barton
Name: Paul Barton
Title: Director

[Signature Page to the Second Supplemental Indenture to 2024 Indenture]